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As filed with the Securities and Exchange Commission on July 2, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATIONAL MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California		95-3819685
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
	1840 Century Park East Los Angeles, California (Address of principal executive offices)	90067 (Zip code)

NATIONAL MERCANTILE BANCORP
AMENDED 1996 STOCK INCENTIVE PLAN
(Amended as of April 26, 2001)
(Full title of the plan)

SCOTT A. MONTGOMERY
President and Chief Executive Officer
National Mercantile Bancorp
1840 Century Park East
Los Angeles, California 90067
(Name and address of agent for service)

(310) 277-2265
(Telephone number, including area code, of agent for service)

Copy to:
ALAN B. SPATZ, ESQ.
Troy & Gould Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, California 90067
(310) 553-4441

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, without par value	100,000	$7.10	$710,000.00	$177.50

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the Amended 1996 Stock Incentive Plan as a result of the adjustment provisions thereof.

(2)
Estimated, solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, based upon the average of the high and low sales prices of the Common Stock as reported on the NASDAQ SmallCap Market System on June 22, 2001.

EXPLANATORY NOTE AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

    On July 26, 1999, National Mercantile Bancorp (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-83723) (the "Prior Registration Statement") relating to shares of the Registrant's Common Stock, without par value, to be issued pursuant to the Registrant's Amended 1996 Stock Incentive Plan, as amended as of April 26, 2001 (the "Plan"). The Prior Registration Statement currently is effective. This Registration Statement relates to additional securities of the same class as those to which the Prior Registration Statement relates to be issued pursuant to the Plan. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

    See the attached Exhibit Index that follows the signature pages, which is incorporated by reference.

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 28th day of June, 2001.

NATIONAL MERCANTILE BANCORP
By	/s/ SCOTT A. MONTGOMERY Scott A. Montgomery President and Chief Executive Officer
By	/s/ DAVID R. BROWN David R. Brown Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott A. Montgomery and David R. Brown his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT E. GIPSON Robert E. Gipson	Chairman of the Board	June 28, 2001
/s/ ROBERT E. THOMSON Robert E. Thomson	Vice Chair	June 28, 2001
/s/ SCOTT A. MONTGOMERY Scott A. Montgomery	Director, President and Chief Executive Officer (Principal Executive Officer)	June 28, 2001

II–2

/s/ DONALD E. BENSON Donald E. Benson	Director	June 28, 2001
/s/ JOSEPH N. COHEN Joseph N. Cohen	Director	June 28, 2001
/s/ ANTOINETTE HUBENETTE, M.D. Antoinette Hubenette, M.D.	Director	June 28, 2001
/s/ DION G. MORROW Dion G. Morrow	Director	June 28, 2001
/s/ CARL R. TERZIAN Carl R. Terzian	Director	June 28, 2001

II–3

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Troy & Gould Professional Corporation
23.1	Consent of Troy & Gould Professional Corporation (included in Exhibit 5.1)
23.2	Consent of Arthur Andersen LLP
24.1	Power of Attorney (included on signature page)
99.1	National Mercantile Bancorp Amended 1996 Stock Incentive Plan (As amended as of April 26, 2001)

II–4

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX